EXHIBIT 10(a)

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT (the "Agreement"), made as of this 18th day of January, 2003, by and among Sandy Spring Bancorp, Inc., a registered bank holding company ("Bancorp"), Sandy Spring Bank, a Maryland corporation and wholly owned subsidiary of Bancorp with its main office in Olney, Maryland (the "Bank"), and Hunter R. Hollar (the "Officer").

         W I T N E S S E T H

         WHEREAS, the Officer is employed as the President and Chief Executive Officer of the Bank and Bancorp, subject to a certain Employment Agreement made January 30, 1997 (as amended, the "1997 Agreement").

         WHEREAS, as a result of the skill, knowledge, and experience of the Officer, the Board of Directors of the Bank (the "Board") desires to retain the services of the Officer.

         WHEREAS, the Officer desires to continue to serve as the President and Chief Executive Officer of the Bank and Bancorp.

         WHEREAS, the Officer and the Board and the Board of Directors of Bancorp desire to enter into an Agreement setting forth the terms of conditions of the continuing employment of the Officer and the related rights and obligations of each of the parties.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed as follows:


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1. Employment. The Officer is employed as the President and Chief Executive
Officer of the Bank and Bancorp. The Officer shall perform all duties and shall have all powers which are commonly incident to the office of President and Chief Executive Officer or which, consistent with that office, are assigned to the Officer by the Board of Directors. In addition to the major job accountabilities set forth in the job description maintained by the Human Resources Division, the Officer's duties include, but are not limited to:

         a. Making recommendations concerning the strategies, policies, and tactics of Bancorp and the Bank;

         b. Management oversight of the day-to-day activities of Bancorp, the Bank, and its respective subsidiaries including management oversight of and supervision of the officers and employees engaged in these functions;

         c.      Promoting the Bank and its services;

         d. Managing the efforts of Bancorp and the Bank to comply with applicable laws and regulations; and

         e. Providing complete, timely, and accurate reports, as required, regarding the material affairs and activities and the condition of Bancorp and the Bank, respectively.

2. Location and Facilities. The Officer will be furnished with the working facilities and staff customary for executive officers with the title and duties set forth in Section 1 and as are necessary for the Officer to perform the duties of the position. The location of such facilities and staff shall be at the principal administrative offices of the Bank, or at such other site or sites customary for such offices.

3.       Term

         a. The term of this Agreement shall be (i) the initial term, consisting of the period commencing on the date of this Agreement (the "Effective Date") and ending immediately prior to the third anniversary of the Effective Date, plus (ii) any and all extensions of the initial term made pursuant to this
                  Section 3.

         b. On each anniversary of the Effective Date prior to a termination of the Agreement, the term under this Agreement shall be extended for an additional one-year period beyond the then effective expiration date without action by any party, provided that neither the Bank nor the Officer shall have given written notice at least sixty (60) days prior to such anniversary date of its or the Officer's desire that the term not be extended. The Officer's performance and the advisability of extending the term of this Agreement shall be reviewed by the Human Resources Committee (the "Committee") of the Board, and the Board shall, based on such review, determine whether or not to extend the term of this Agreement at a meeting or meetings at least ninety (90) days prior to each anniversary date.

         c. At the Effective Date, this Agreement shall supersede any prior Agreement, which shall be deemed terminated by agreement of the parties immediately prior to the Effective Date.

4.       Base Compensation.



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         a.       Bancorp and the Bank agrees to pay the Officer during the term of this Agreement a salary at the rate of $350,000 per annum, payable in cash not less frequently than monthly, as may be adjusted in accordance with this Section 4.

         b. The Human Resources Committee shall perform an annual analysis of the Officer's performance and of the compensation of officers performing similar functions at independent financial institutions of comparable assets and performance, and based upon this review and on such other factors as it deems pertinent, shall recommend to the Board the annual salary rate to be paid to the Officer following such review. The Board, based upon this recommendation of the Committee and other factors they deem relevant, may maintain, increase or decrease the Officer's salary, provided that no such action shall (i) reduce the rate of salary below the amount set forth in Section 4.a. or (ii) reduce the rate of salary paid to the Officer for any months prior to the month in which notice of the reduction is provided in writing to the Officer.

         c. In the absence of action by the Board, the Officer shall continue to receive salary at the amount set forth in Section 4.a. specified herein or, if another rate has been established under the provisions of this Section 4, the rate last properly established by action of the Board under the provisions of this Section 4 .

5. Bonuses. Unless the Officer agrees otherwise, the Officer shall be entitled to participate in discretionary bonuses that the Board may award from time to time to senior management employees pursuant to bonus plans or otherwise. The Officer also shall participate in any other fringe benefits which are or may become available to senior management employees of the Bank, including for example: any stock option or incentive compensation plans and any other benefits that are commensurate with the responsibilities and functions to be performed by the Officer under this Agreement. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to participate in such discretionary bonuses or fringe benefits.

6. Benefit Plans. The Officer shall be entitled to participate in such life insurance, medical, dental, pension, profit sharing, and retirement plans and other programs and arrangements as may be approved from time to time by Bancorp or the Bank for the benefit of the employees of the Bank. In addition, the Officer shall be entitled to participate in a nonstatutory supplemental retirement plan or arrangement ("SERP") established for the Officer, in the Executive Health Expense Reimbursement and Insurance Plans (together, the "HERP"), or a successor plan or plans that provide the same or greater level of benefits as those provided to participants under the HERP as in effect on the Effective Date, and in the Group Term Replacement Plan ("GTRP") established for the Officer.

7. Paid Time Off.

         a. The Officer shall be entitled to twenty-eight working days of paid time off, as defined in the Bank's personnel policies, during each consecutive twelve-month period commencing on January 1, 2002 and each January 1 thereafter during the term of this Agreement, to be taken at reasonable times and in reasonable periods as the Officer and Bancorp and the Bank shall mutually determine, and provided that no paid time off shall interfere with the duties required to be rendered by the Officer hereunder. Any paid time off not used during a twelve-month period shall carry over and be useable during the succeeding twelve-month period, but not thereafter. The Officer shall not receive any additional compensation from the Bank on account of the Officer's failure to take paid time off.

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         b.       In addition to paid time off, the Officer shall be entitled, without loss of pay, to voluntarily take time off from work for such additional periods of time and for such valid and legitimate reasons as the Board of Directors may in their discretion determine. Further, the Officer may request and be granted a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Board of Directors in their discretion may determine.

8. Expense Payments and Reimbursements. The Officer shall be reimbursed for all reasonable out-of-pocket business expenses incurred in connection with the Officer's services under this Agreement upon substantiation of such expenses in accordance with applicable policies of Bancorp and the Bank. The Officer shall also be entitled to the following:

         a. Use of an automobile of a make and model consistent with the Officer's duties under this Agreement and reimbursement for the Officer's expenses thereof related to the employment of Officer; and

         b. Reimbursement for membership dues at a Country Club or other similar type organization as mutually agreed upon between the Boards of Bancorp or the Bank and the Officer.

9. Loyalty and Confidentiality.
   ---------------------------

         a. During the term of this Agreement the Officer: (i) shall devote all the Officer's time, attention, skill, and efforts to the faithful performance of the Officer's duties hereunder; provided, however, that from time to time, the Officer may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations which will not present any conflict of interest with Bancorp or the Bank or any of their subsidiaries or affiliates, unfavorably affect the performance of Officer's duties pursuant to this Agreement, or violate any applicable statute or regulation; and (ii) shall not engage in any business or activity contrary to the business affairs or interests of Bancorp or the Bank.

         b. Nothing contained in this Agreement shall prevent or limit the Officer's right to invest in the capital stock or other securities of any business dissimilar from that of Bancorp and the Bank, or, solely as a passive, minority investor, in any business.

         c. The Officer agrees to maintain the confidentiality of any and all information concerning the operation or financial status of Bancorp and the Bank; the names or addresses of any of their borrowers, depositors and other customers; any information concerning or obtained from such customers; and any other information concerning Bancorp or the Bank to which the Officer may be exposed during the course of employment. The Officer further agrees that, unless required by law or specifically permitted by Bancorp or the Bank in writing, the Officer will not disclose to any person or entity, either during or subsequent to the officer's employment, any of the above-mentioned information which is not generally known to the public, nor shall the Officer employ such information in any way other than for the benefit of Bancorp and the Bank.

10. Termination and Termination Pay. Subject to Section 11 of this Agreement, the Officer's employment under this Agreement may be terminated in the following circumstances:


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         a.       Death. The Officer's employment under this Agreement shall terminate upon the Officer's death during the term of this Agreement, in which event the Officer's estate shall be entitled to receive the compensation due to the Officer through the last day of the calendar month in which the Officer's death occurred.

         b. Retirement. This Agreement shall be terminated upon the normal or early retirement of the Officer under the retirement benefit plan or plans in which the Officer participates pursuant to Section 6 of this Agreement.

         c. Disability. The Bank or the Officer may terminate the Officer's employment after having established the Officer's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs the Officer's ability to substantially perform duties assigned to the Officer under this Agreement and that results in the Officer's becoming eligible for long-term disability benefits under Bancorp's or the Bank's long-term disability plan (or, if Bancorp or the Bank has no such plan in effect, that impairs the Officer's ability to substantially perform duties assigned to the Officer under this Agreement for a period of one-hundred-eighty consecutive days). In the event of such Disability, the Officer's obligation to perform services under this Agreement will terminate. In the event of such termination, the Officer shall be entitled to receive the following:

                  i. The compensation and benefits provided for under this Agreement for any period during the term of this Agreement and prior to the date of termination pursuant to this Section 10.c. during which the Officer is unable to work due to physical or mental infirmity (less any amounts which the Officer receives under any disability insurance maintained by Bancorp or the Bank with respect to such period);

                  ii. For the period beginning upon the date of termination pursuant to this Section 10.c. and continuing for the remaining term of this Agreement, (A) salary at the highest rate paid pursuant to Section 4 of this Agreement during the twelve months prior to the establishment of such disability under this Section 10.c., reduced by any payments received by the Officer during such period following termination under a long term disability plan or policy maintained by Bancorp or the Bank, and (B) benefits pursuant to Section 6 of this Agreement.

                  The Board shall determine whether or not the Officer is and continues to be permanently disabled for purposes of this Agreement in good faith, based upon competent medical advice and other factors that it reasonably believes to be relevant. As a condition to any benefits, such Board may require the Officer to submit to such physical or mental evaluations and tests as it deems reasonably appropriate.

         d. Just Cause.
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                  i.       The Board may, by written notice to the Officer in
                           the form and manner specified in this paragraph, immediately terminate the Officer's employment with the Bank at any time for Just Cause. The Officer shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall mean termination because of, in the good faith determination of the Board, the Officer's:

                           (1) Personal dishonesty;
                           (2) Willful misconduct;

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                           (3) Breach of fiduciary duty involving personal
                               profit;
                           (4) Intentional failure to perform duties
                               under this Agreement;
                           (5) Other, continuing material
                               failure to perform duties assigned to the Officer under this Agreement after reasonable notification (which shall be stated in writing and given at least fifteen days prior to termination) by the Board of such failure;

                           (6) Willful violation of any law, rule or regulation
                               (other than traffic violations or similar offenses) or final cease-and-desist order; or

                           (7) Material breach by the Officer of any
                               provision of this Agreement.

                  ii. Notwithstanding the foregoing, the Officer shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Officer a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting called and held for the purpose (after reasonable notice to the Officer and an opportunity for the Officer to be heard before the Board), finding that in the good faith opinion of the Board the Officer was guilty of conduct described above and specifying the particulars thereof.

                  iii. Notwithstanding the foregoing, it is expected that Officer will perform all duties and agreements to be performed herein, and Officer shall have the right to cure non-performance, to the extent such performance is reasonably capable of being cured, and shall promptly upon receipt of written notice of non-performance, comply with the requirements of such notice, and further if Officer shall not comply with such notice to the satisfaction of the Bank within forty-eight (48) hours after delivery thereof, (except if such compliance cannot be reasonably completed within forty-eight (48) hours, if Officer shall not commence to comply within such period and thereafter proceed to completion with due diligence) the Bank shall have the right to proceed with the Board meeting specified in the preceding paragraph.

               e. Certain Regulatory Events.
                  --------------------------

                  i. If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.ss. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  ii. If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights of the parties shall not be affected.

                  iii. If a notice served under Sections 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. ss.ss. 1818(e)(3) and (g)(1)) suspends and/or temporarily prohibits the Officer from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Officer all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

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                  The occurrence of any of the events described in paragraphs i,
         ii, and iii above may be considered by the Board in connection with a termination for Just Cause.

         f. Voluntary Termination by Officer. In addition to the Officer's other rights to terminate under this Agreement, the Officer may voluntarily terminate employment with the Bank and Bancorp during the term of this Agreement upon at least sixty days' prior written notice to the Bank, in which case the Officer shall receive only compensation, vested rights and employee benefits up to the date of termination.

         g. Without Just Cause or With Good Reason.
            ---------------------------------------

                  i. In addition to termination pursuant to Section 10.a. through 10.f.: the Board may, by written notice to the Officer, immediately terminate the Officer's employment with the Bank at any time for a reason other than Just Cause (a termination "Without Just Cause"); and the Officer may, by written notice to the Board, immediately terminate this Agreement at any time within ninety days following an event of "Good Reason" as defined below (a termination "With Good Reason").

                  ii. Subject to Section 11 hereof, in the event of termination under this Section 10.g., the Officer shall be entitled to receive the salary for the remaining term of the Agreement, including any renewals or extensions thereof, at the highest annual rate in effect pursuant to Section 4 of this Agreement for any of the twelve months immediately preceding the date of such termination, plus annual cash bonuses for each year (prorated in the event of partial years) remaining under such term at the amount received by the Officer in the calendar year preceding the termination. The sum due under this Section 10.g. shall be paid in one lump sum within ten calendar days of such termination.

                  iii. "Good Reason" shall exist if, without the Officer's express written consent, Bancorp or the Bank materially breach any of its respective obligations under this Agreement. Without limitation, such a material breach shall be deemed to occur upon any of the following:

                           (1) A material reduction in the Officer's responsibilities or authority in connection with the Officer's employment with Bancorp or the Bank;

                           (2) Assignment to the Officer of duties of a nonexecutive nature or duties for which the Officer is not reasonably equipped by the Officer's skills and experience;

                           (3) A reduction in salary or benefits contrary to the terms of this Agreement, or, following a Change in Control as defined in
                                    Section 11 of this Agreement, any reduction in salary or material reduction in benefits below the amounts to which the Officer was entitled prior to the Change in Control;

                           (4) Termination of incentive and benefit plans, programs, or arrangements, or reduction of the Officer's participation to such an extent as to materially reduce their aggregate value below their aggregate value as of the Effective Date;

                           (5) A requirement that the Officer's principal business office or principal place of residence be relocated outside any county in which the Bank has its main office, its branches, or its deposit taking Automatic Teller Machines; or the assignment to the Officer of duties that would reasonably require such a relocation;

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                           (6)      A requirement that the Officer spend more
                                    than thirty normal working days away from any county in which the Bank has its main office, its branches, or its deposit taking Automatic Teller Machines during any consecutive twelve-month period; or

                           (7) Failure to provide office facilities, secretarial services, and other administrative services to Officer which are substantially equivalent to the facilities and services provided to the Officer on the Effective Date (excluding brief periods during which office facilities may be temporarily unavailable due to fire, natural disaster, or other calamity).

                           (8) In the event of a Change in Control as defined in Section 11 of this Agreement, Officer shall have the right to resign for any reason during the first sixty (60) days immediately following the first six months after the closing date of a definitive purchase and assumption agreement (as defined in such agreement), the execution of which brought about a Change in Control.

                                    Notwithstanding the foregoing, it is
expected that the Bank will perform all agreements on its part to be performed herein, and the Bank shall have the right to cure non-performance, to the extent such performance is reasonably capable of being cured, and shall promptly upon receipt of written notice of non-performance, comply with the requirement of such notice, and further if Bank shall not comply with such notice to the satisfaction of the Officer within forty-eight (48) hours after delivery thereof, (except if such compliance cannot be reasonably completed within forty-eight (48) hours, if the Bank shall not commence to comply within such period and thereafter proceed to completion with due diligence) the Officer shall have the right to proceed with notice of a "with Good Reason" termination as specified above.

                  iv. Notwithstanding the foregoing: (A) a reduction or elimination of the Officer's benefits under one or more benefit plans maintained by Bancorp or the Bank as part of a good faith, overall reduction or elimination of such plan or plans or benefits thereunder applicable to all participants in a manner that does not discriminate against the Officer (except as such discrimination may be necessary to comply with law) shall not constitute an event of Good Reason or a material breach of this Agreement, provided that benefits of the type or to the general extent as those offered under such plans prior to such reduction or elimination are not available to other officers of Bancorp or the Bank or any company that controls either of them under a plan or plans in or under which the Officer is not entitled to participate, and receive benefits, on a fair and nondiscriminatory basis.

         h. Continuing Covenant not to Compete or Interfere with Relationships. Regardless of anything herein to the contrary, following a termination (i) upon retirement pursuant to
                  Section 10.b., (ii) due to Disability pursuant to Section 10.c., (iii) for Just Cause pursuant to Section 10.d., or (iv) by the Officer pursuant to Section 10.f.:

                  i. The Officer's obligations under Section 9.c. of this Agreement will continue in effect; and

                  ii. During the remaining term of this Agreement (determined immediately before such termination), the Officer shall not serve as an officer or director or employee of any bank holding company, bank, savings association, savings and loan holding company, or mortgage company (any of which, a "Financial Institution"), which Financial Institution offers products or services competing with those offered by

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                           Bancorp or the Bank from offices in any county in the
                           State of Maryland or of any other State in which the Bank, Bancorp or any of their subsidiaries has a branch, and shall not interfere with the relationship of Bancorp or the Bank and any of its employees, agents, or representatives; provided, however, that the provisions of this noncompetition clause shall only apply to termination of the Officer "before" a Change in Control as defined in Section 11. (It being the intent of the parties that the noncompetition clause shall not apply to terminations resulting from or due to a Change in Control.)

11. Termination in Connection with a Change in Control.
    --------------------------------------------------

         a. For purposes of this Agreement, a "Change in Control" shall be deemed to occur on the earliest of:

                  i. The acquisition by any entity, person or group (other than the acquisition by a tax-qualified retirement plan sponsored by Bancorp or the Bank) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of more than 25% of the outstanding capital stock of Bancorp or the Bank entitled to vote for the election of directors ("Voting Stock");

                  ii. The commencement by any entity, person, or group (other than Bancorp or the Bank, a subsidiary of Bancorp or the Bank or a tax-qualified retirement plan sponsored by Bancorp or the Bank) of a tender offer or an exchange offer for more than 20% of the outstanding Voting Stock of Bancorp or the Bank;

                  iii. The effective time of (a) a merger or consolidation of Bancorp or the Bank with one or more other corporations as a result of which the holders of the outstanding Voting Stock of Bancorp or the Bank immediately prior to such merger exercise voting control over less than 80% of the Voting Stock of the surviving or resulting corporation, or (b) a transfer of substantially all of the property of Bancorp or the Bank other than to an entity of which Bancorp or the Bank owns at least 80% of the Voting Stock;

                  iv. Upon the acquisition by any entity, person, or group of the control of the election of a majority of the Bank's or Bancorp's directors,

                  v. At such time that, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Bancorp or the Bank (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director.

         b. Termination. If within the period beginning six months prior to and ending two years after a Change in Control, (i) the Bank shall terminate the Officer's employment Without Just Cause, or (ii) the Officer shall voluntarily terminate employment With Good Reason, the Bank shall, within ten calendar days of the termination of Officer's employment, make a lump-sum cash payment to the Officer equal to 2.99 times the sum of (x) the Officer's annual salary at the highest annual rate in effect for any of the twelve months immediately preceding the date of such termination, plus (y) the amount of other compensation received


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                  by the Officer during the calendar year preceding the Change in Control. This cash payment is subject to adjustment pursuant to Section 14 of this Agreement, and shall be made in lieu of any payment also required under section 10.g. of this Agreement because of a termination in such period. The Officer's rights under Section 10.g. are not otherwise affected by this Section 11. Also, in such event, the Officer shall, for three calendar years following the Officer's termination of employment, continue to participate in any benefit plans of Bancorp and the Bank that provide health (including medical and dental), life or disability insurance, or similar coverage upon terms no less favorable than the most favorable terms provided to executive officers of the Bank during such period.

         c. Funding of Trust upon Change in Control. In order to assure payment to the Officer of amounts that may become payable by Bancorp or the Bank pursuant to this Section, unless and to the extent the Officer has previously provided a written release of any claims under Section 11 of this Agreement, not later than ten business days after a Change in Control, Bancorp or the Bank shall (i) establish a valid trust under the law of the State of Maryland with an independent trustee that has or may be granted corporate trust powers under Maryland law, (ii) deposit in such trust an amount equal to
                  2.99 times the Officer's "base amount" as defined in Section 280G(b)(3) of the Code and regulations promulgated thereunder (Section 280G and related regulations hereinafter referred to as Section 280G") plus such amounts deemed adequate to cover Bancorp and the Bank's obligations under Section 14 of this Agreement, at the time of the Change of Control, and (iii) provide the trustee of the trust with a written direction to hold said amount and any investment return thereon in a segregated account, and to pay such amounts as demanded by the Officer from the trust upon written demand from the Officer stating the amount of the payment demanded from the trust and the basis for the Officer's rights to such payment under
                  Section 11 of this Agreement. Upon the earlier of the final payment of all amounts demanded by the Officer under this
                  Section 11 or the date thirty-six months after the Change in Control, the trustee of the trust shall pay to Bancorp or the Bank, as applicable, the entire balance remaining in the trust. Payments from the trust to the Officer shall be considered payments made by Bancorp or the Bank for purposes of this Agreement. Payment of such amounts to the Officer from the trust, however, shall not relieve Bancorp or the Bank from any obligation to pay amounts in excess of those paid from the trust, or from any obligation to take actions or refrain from taking actions otherwise required by this Agreement. Unless and until a termination of or by the Officer as described in
                  Section 11.b.(i) or (ii), the Officer's rights under this Agreement shall be those of a general, unsecured creditor, the Officer shall have no claim against the assets of the trust, and the assets of the trust shall remain subject to the claims of creditors of Bancorp or the Bank. Upon the termination of the trust as specified herein, the Officer shall have no further interest in the trust.

12. Indemnification and Liability Insurance.

         a. Indemnification. Bancorp and the Bank agree to indemnify the Officer (and the Officer's heirs, executors, and administrators) to the fullest extent permitted under applicable law and regulations against any and all expenses and liabilities reasonably incurred by the Officer in connection with or arising out of any action, suit, or proceeding in which the Officer may be involved by reason of having been a director or officer of the Bank or any of their subsidiaries (whether or not the Officer continues to be a director or officer at the time of incurring any such expenses or liabilities) such expenses and liabilities to include, but not be limited to, judgments, court costs and attorney's fees and the cost of reasonable settlements, such settlements to be approved by the Board of Bancorp or the Bank, if such action is brought against the Officer in the Officer's capacity as an officer or director of Bancorp or the Bank or any of their subsidiaries. Indemnification for expense shall not extend to matters for which the Officer has been terminated for Just Cause. Nothing contained herein shall be deemed to provide indemnification prohibited by applicable law or regulation. Notwithstanding anything herein to the contrary, the obligations of this
                  Section 12 shall survive the term of this Agreement by a period of seven years.

         b. Insurance. During the period in which indemnification of the Officer is required under this Section, Bancorp or the Bank shall provide the Officer (and the Officer's heirs, executors, and administrators) with coverage under a directors' and officers' liability policy at the expense of Bancorp or the Bank, at least equivalent to such coverage provided to directors and senior officers of Bancorp or the Bank, whichever is more favorable to the Officer.

13. Reimbursement of Officer's Expenses to Enforce this Agreement. Bancorp or the Bank shall reimburse the Officer for all out-of-pocket expenses, including, without limitation, reasonable attorney's fees, incurred by the Officer in connection with successful enforcement by the Officer of the obligations of Bancorp or the Bank to the Officer under this Agreement. Successful enforcement shall mean the grant of an award of money or the requirement that Bancorp or the Bank take some action specified by this Agreement (i) as a result of court order; or (ii) otherwise by Bancorp or the Bank following an initial failure of Bancorp or the Bank to pay such money or take such action promptly after written demand therefor from the Officer stating the reason that such money or action was due under this Agreement at or prior to the time of such demand.

14. Adjustment of Certain Payments and Benefits.
    --------------------------------------------

         Bancorp and the Bank shall indemnify and hold the Officer harmless from any and all loss, expense, or liability that the Officer may ever incur under Code ss. 4999, or any successor provision, as the result of payments or benefits that the Officer receives from Bancorp or the Bank or any successor to any of its interests. Bancorp and the Bank shall have this obligation with respect to any excise taxes (and any federal, state, and local income taxes on those excise taxes) for which the Officer is liable under Code ss. 4999, or any successor provision, pursuant to a tax return on which the Officer reports such excise tax liability based on a reasonable analysis (that the Officer need not file with the return) prepared by the Officer's legal counsel. This paragraph shall survive termination or expiration of this Agreement for any reason.

15. Injunctive Relief. If there is a breach or threatened breach of Section 10.h. of this Agreement or the prohibitions upon disclosure contained in Section 9.c. of this Agreement, Bancorp or the Bank and the Officer agree that there is no adequate remedy at law for such breach, and that Bancorp and the Bank each shall be entitled to injunctive relief restraining the Officer from such breach or threatened breach, but such relief shall not be the exclusive remedy hereunder for such breach. The parties hereto likewise agree that the Officer shall be entitled to injunctive relief to enforce the obligations of Bancorp and the Bank under Section 11 of this Agreement.

16. Successors and Assigns.
    -----------------------

         a. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Bancorp or the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of Bancorp or the Bank.

         b. Since the Bank and Bancorp are contracting for the unique and personal skills of the Officer, the Officer's rights or duties hereunder shall be precluded from assignment or delegation without first obtaining the written consent of the Bank and Bancorp.

17. No Mitigation. The Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Officer in any subsequent employment.

18. Notices. All notices, requests, demands and other communications in connection with this Agreement shall be made in writing and shall be deemed to have been given when delivered by hand or 48 hours after mailing at any general or branch United States Post Office, by registered or certified mail, postage prepaid, addressed as follows, or to such other address as shall have been designated in writing by the addressee:

         a. If to Bancorp or the Bank: Sandy Spring Bancorp, Inc. Sandy Spring Bank 17801 Georgia Avenue Olney, Maryland 20832

                  Attention:        R. E. Kuykendall, General Counsel

         b. If to the Officer: Hunter R. Hollar 18252 Rolling Meadow Way Olney, Maryland 20832

19. Joint and Severally Liability; Payments by Bancorp and the Bank. To the extent permitted by law, except as otherwise provided herein, Bancorp and the Bank shall be jointly and severally liable for the payment of all amounts due under this Agreement. Bancorp hereby agrees that it shall be jointly and severally liable with the Bank for the payment of all amounts due under this Agreement and shall guarantee the performance of the Bank's obligations thereunder, provided that Bancorp shall not be required by this Agreement to pay to the Officer a salary or any bonuses or any other cash payments, except in the event that the Bank does not fulfill the obligations to the Officer hereunder for such payments. Bancorp may, however, pay salary and bonuses as deemed appropriate by its Board in the exercise of its discretion.

20. No Plan Created by this Agreement. The Officer, Bancorp and the Bank expressly declare and agree that this Agreement was negotiated among them and that no provision or provisions of this Agreement are intended to, or shall be deemed to, create any plan for purposes of the Employee Retirement Income Security Act or any other law or regulation, and, Bancorp the Bank and the Officer each expressly waives any right to assert the contrary. Any assertion in any judicial or administrative filing, hearing, or process by or on behalf of the Officer or Bancorp or the Bank that such a plan was so created by this Agreement shall be deemed a material breach of this Agreement by the party making such an assertion.

21. Amendments. No amendments or additions to this Agreement shall be binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

22. Applicable Law. Except to the extent preempted by Federal law, the laws of the State of Maryland shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

23. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

24. Headings. Headings contained herein are for convenience of reference only.

25. Entire Agreement. This Agreement, together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, other than written agreements with respect to specific plans, programs, or arrangements described in Sections 5 and 6, and supersedes all prior agreements other than with respect to such specific plans, programs, or arrangements.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                    SANDY SPRING BANK

                                    By:  /s/ W. Drew Stabler
                                        -------------------------------------

                                     Title:     Chairman
                                          ------------------------------------


                                                     SANDY SPRING BANCORP, INC.

                                    By:  /s/ W. Drew Stabler
                                         -------------------------------------


                                    Title:   Chairman
                                          ------------------------------------


                                    OFFICER

                                         /s/ Hunter R. Hollar
                                        -------------------------------------
                                        Hunter R. Hollar


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